Exhibit 10.1
AMENDMENT NO. 5
          AMENDMENT NO. 5 dated as of April 23, 2010 between MCC IOWA LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware (“MCC Iowa”); MCC ILLINOIS LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware (“MCC Illinois”); MCC GEORGIA LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware (“MCC Georgia”); and MCC MISSOURI LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware (“MCC Missouri,” and, together with MCC Iowa, MCC Illinois and MCC Georgia, the “Borrowers”); JPMorgan Chase Bank, N.A. (the “Administrative Agent”) and the Lenders executing this Amendment No. 5, each of which is a party to the Amendment and Restatement referred to below.
          The Borrowers, the lenders party thereto, and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent thereunder, are parties to an Amendment and Restatement dated as of December 16, 2004 of the Credit Agreement dated as of July 18, 2001 (as modified and supplemented and in effect from time to time, the “Amendment and Restatement”).
          The Borrowers and the Lenders wish now to amend the Amendment and Restatement in certain respects, and accordingly, the parties hereto hereby agree as follows:
          Section 1. Definitions. Except as otherwise defined in this Amendment No. 5, terms defined in the Amendment and Restatement and that certain Incremental Facility Agreement (Tranche F Term Loans) dated the date hereof relating to the Amendment and Restatement (the “Tranche F Incremental Facility Agreement”) are used herein as defined therein, as the context may require.
          Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 below, but effective as of the date hereof, the Amendment and Restatement shall be amended as follows:
     2.01. References Generally. References in the Amendment and Restatement (including references to the Amendment and Restatement as amended hereby) to “this Agreement” (and indirect references such as “hereunder,” “hereby,” “herein” and “hereof”) shall be deemed to be references to the Amendment and Restatement as amended hereby.
     2.02. Definitions. Section 1.01 of the Credit Agreement is hereby amended by amending the following definitions (to the extent already included in Section 1.01 of the Amendment and Restatement) and inserting the following definitions (to the extent not already included in said Section 1.01) in the appropriate alphabetical locations:
     “Agreement” means this Amendment and Restatement dated as of December 16, 2004, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

     “Amendment No. 5” shall mean Amendment No. 5 to this Agreement dated as of April 23, 2010.
     “Amendment No. 5 Effective Date” shall mean the date on which Amendment No. 5 became effective in accordance with its terms.
     “Loan Documents” shall mean, collectively, this Agreement and each amendment, amendment and restatement or waiver thereof, the Letter of Credit Documents, the Security Documents, each Management Fee Subordination Agreement, each Affiliate Subordinated Indebtedness Subordination Agreement and each Incremental Facility Agreement.
     “Reinstating”, when used with respect to any Incremental Facility Commitment, Incremental Facility Loan or Incremental Facility Letter of Credit of any Series, shall refer to (a) in the case of any Incremental Facility Revolving Credit Commitments of any Series, Incremental Facility Revolving Credit Commitments of such Series that replace or reinstate an amount equal to all or any portion of either the Revolving Credit Commitments as of the Original Closing Date or the Incremental Facility Revolving Credit Commitments of any other Series hereunder (provided no Revolving Credit Commitment or Incremental Facility Revolving Credit Commitment that is permanently reduced and thereafter forms the basis for any Borrowing of Incremental Facility Term Loans pursuant to clause (b)(iii) below shall be replaced or reinstated), whether concurrently with a voluntary or scheduled reduction of such Commitments or at any time thereafter, and (b) in the case of any Incremental Facility Term Loans of any Series, Incremental Facility Term Loans of such Series, (i) the proceeds of which are applied to the replacement, repayment or prepayment of Term Loans of any Class or Incremental Facility Term Loans of any Series, (ii) that reinstate an amount equal to the Term Loan Commitments or Incremental Facility Term Loan Commitments that have previously expired or been terminated and as to which the Term Loans or Incremental Facility Term Loans thereunder have been paid or (iii) following the Amendment No. 5 Effective Date, that are in an aggregate principal amount equal to not more than 50% of any reductions in the Revolving Credit Commitments as in effect on the Amendment No. 5 Effective Date.
     2.03. Incremental Facility Loans. Section 2.01(e) of the Amendment and Restatement is hereby amended to replace the text “$500,000,000” set forth in clause (iii) therein with the text “$750,000,000.”
     2.04. Amendment to Section 8.01. The last paragraph of Section 8.01 of the Credit Agreement is hereby amended by (x) replacing the text “and (ii)” with the text “, (ii)” and (y) inserting the following text immediately prior to the period at the end of such sentence:
“and (iii) setting forth, in form and substance reasonably satisfactory to the Administrative Agent, (x) the aggregate dollar amount that the Borrowers then have the capacity to incur of additional Incremental Facility Commitments, Incremental

Facility Loans and Incremental Facility Letters of Credit (other than Reinstating Incremental Facility Commitments, Reinstating Incremental Facility Loans and Reinstating Incremental Facility Letters of Credit) pursuant to Section 2.01(e)(iii) and (y) the aggregate dollar amount that the Borrowers then have the capacity to incur as additional Reinstating Incremental Facility Commitments, Reinstating Incremental Facility Loans and Reinstating Incremental Facility Letters of Credit pursuant to this Agreement, in each case as of the date of delivery of such certificate”.
          Section 3. Representations and Warranties. Each Obligor represents and warrants to the Lenders and the Administrative Agent, as to itself and each of its subsidiaries, that
     (a) the representations and warranties set forth in Section 7 (as hereby amended) of the Amendment and Restatement, and in each of the other Loan Documents, are true and complete on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct as of such specific date), and as if each reference in said Section 7 to “this Agreement” included reference to this Amendment No. 5; and
     (b) no Default or Event of Default has occurred and is continuing.
          Section 4. Conditions Precedent to Effectiveness. The amendment set forth in Section 2 hereof shall become effective on the date upon which each of the following conditions is satisfied:
          (a) Counterparts of Agreement. The Administrative Agent shall have (i) received duly executed and delivered counterparts (or written evidence thereof satisfactory to the Administrative Agent, which may include telecopy transmission of a signed signature page) of this Agreement from each Obligor and (ii) obtained consents from the Majority Lenders (after giving effect to the borrowing of the Tranche F Term Loans at the Tranche F Term Loan First Effective Time and the application of proceeds therefrom).
          (b) Fees and Expenses. Banc of America Securities LLC, J.P. Morgan Securities Inc. and the Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Amendment No. 5 Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder.
          (c) Amendment Fee. Each Lender that has approved this Amendment No. 5 on or before 2:00 p.m., New York City time, on April 22, 2010, shall have received an amendment fee in an amount equal to 5 basis points on the principal amount of its Loans and Commitments (whether drawn or undrawn), other than Tranche F Term Loan B Commitments, immediately after giving effect to the funding of the Tranche F Term Loans at the Tranche F Term Loan First Effective Time and the application of proceeds therefrom.

          (d) Borrowing of Tranche F Term Loans. The Borrowers shall have received the proceeds of the Tranche F Term Loans to be borrowed at the at the Tranche F Term Loan First Effective Time and shall have applied such proceeds to repay all Tranche E Term Loans.
     (e) Officer’s Certificate. The Administrative Agent shall have received a certificate of a Senior Officer, dated the Amendment No. 5 Effective Date, to the effect that (i) the representations and warranties made by the Borrowers in Section 7 of the Amendment and Restatement, and by each Obligor in the other Loan Documents to which it is a party, are true and complete on and as of the date hereof with the same force and effect as if made on and as of such date (or, if any such representation and warranty is expressly stated to have been made as of a specific date, as of such specific date) and (ii) no Default shall have occurred and be continuing.
          Section 5. Miscellaneous. Except as herein provided, the Amendment and Restatement shall remain unchanged and in full force and effect. This Amendment No. 5 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 5 by signing any such counterpart. This Amendment No. 5 shall be governed by, and construed in accordance with, the law of the State of New York.
          Section 6. Confirmation of Security Documents. Each of the Borrowers hereby confirms and ratifies all of its obligations under the Loan Documents to which it is a party. By its execution on the respective signature lines provided below, each of the Obligors hereby confirms and ratifies all of its obligations and the Liens granted by it under the Security Documents to which it is a party, represents and warrants that the representations and warranties set forth in such Security Documents are complete and correct on the date hereof as if made on and as of such date and confirms that all references in such Security Documents to the “Credit Agreement” (or words of similar import) refer to the Amendment and Restatement as amended hereby without impairing any such obligations or Liens in any respect.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 5 to Amendment and Restatement to be duly executed and delivered as of the day and year first above written.

BORROWERS MCC GEORGIA LLC MCC ILLINOIS LLC MCC IOWA LLC MCC MISSOURI LLC By: Mediacom Broadband LLC, a Member By: Mediacom Communications Corporation, a Member
By:	/s/ Mark E. Stephan
Name:
Title:

MEDIACOM BROADBAND LLC By: Mediacom Communications Corporation, a Member
By:	/s/ Mark E. Stephan
Name:
Title:

MEDIACOM COMMUNICATIONS CORPORATION
By:	/s/ Mark E. Stephan
Name:
Title:

Mediacom Broadband Amendment No. 5
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JPMORGAN CHASE BANK, N.A., as Administrative Agent
By:	/s/ Ann B. Kerns
	Name:	Ann B. Kerns
	Title:	Vice President

Mediacom Broadband Amendment No. 5
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LENDERS [Name of Institution]
By:
Name:
Title:

[Mediacom Broadband Amendment Signature Page]